Exhibit 99.1

BrainStorm Cell Therapeutics Announces First Quarter 2015 Financial Results and Provides Corporate Update

HACKENSACK, N.J. and PETACH TIKVAH, Israel – May 14, 2015 – BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, today announced financial results and provided a business update for the first quarter ended March 31, 2015.

Tony Fiorino, MD, PhD, Chief Executive Officer of BrainStorm, stated, "During the first quarter, we made good progress in our amyotrophic lateral sclerosis clinical development program for NurOwn®. We started the quarter by reporting positive top line results from our Israeli phase 2a trial, and presented the study at the American Academy of Neurology meeting in April. Our randomized, double-blind, placebo-controlled phase 2 trial in the U.S. continues to enroll according to plan after a positive Data and Safety Monitoring Board review in February. We have also had some important manufacturing developments in 2015. We are completing the validation of our cryopreservation process, which will allow us to produce multiple doses of NurOwn® from a single bone marrow aspiration, and we have demonstrated that NurOwn® cells are stable for 72 hours after manufacture, which should enable, for future studies, transportation of NurOwn® across substantial distances.”

“With regard to our finances, we netted approximately $15 million in warrant exercises during the first quarter,” continued Dr. Fiorino. We believe these funds, in addition to the $1.1 million grant from Israel’s Office of the Chief Scientist, provide more than sufficient resources to complete our U.S. phase 2 clinical trial in 2016, to run our planned multi-dose study, and to pursue additional research and development initiatives including new clinical, preclinical and manufacturing projects.”

Financial Results for the Quarter Ended March 31, 2015

Cash, cash equivalents and short-term investments were $21.3 million at March 31, 2015, compared with $8.5 million at December 31, 2014, an increase driven by proceeds received from warrant exercises in the first quarter and grants received, offset by operating expenses.

Net loss for the first quarter of 2015 was $2.2 million, or $0.12 per share, compared with a net loss of $2.1 million, or $0.18 per share, for the first quarter of 2014.

For the quarter ended March 31, 2015, we reported total operating costs and expenses of $2.2 million, compared with $1.0 million a year ago. Research and development costs in the quarter were $1.2 million, up from $680,000 in the first quarter of 2014, an increase driven primarily by costs associated with the U.S. phase 2 clinical trial. General and administrative costs in the quarter were $960,000, compared to $351,000 in the first quarter of 2014. This increase was driven by increases in payroll, travel, Delaware franchise tax, stock costs, and an increase of $236,000 in stock-based compensation costs.

Financial expenses for the three months ended March 31, 2015 was $31,000, compared to $1.1 million for the three months ended March 31, 2014, which was mainly attributed to the revaluation of warrants issued to investors in an August 2013 public offering. As of January 6, 2015, these warrants had been exchanged, redeemed or exercised, thus the liability related to the warrants has been cancelled.

Conference Call & Webcast

The Company will host a conference call today at 8:30 a.m. EDT/5:30 a.m. PDT. See below for details:

U.S.:	888-299-7209; ID 9028301
Outside the U.S.:	719-325-2244; ID 9028301
Webcast:	http://public.viavid.com/player/index.php?id=114583

Replays – Available through May 28, 2015
U.S.:	877-870-5176; ID: 9028301
Outside the U.S.	858-384-5517 ID: 9028301

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data and exercise prices)

	March 31,	December 31,
	2015	2014
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	3,494	4,251
Short-term deposit	17,855	4,290
Account receivable	693	1,005
Prepaid expenses	36	32
Total current assets	22,078	9,578

Long-Term Assets:
Prepaid expenses	19	20
Total long-term investments	19	20

Property and Equipment, Net	290	313

Total assets	22,387	9,911

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Trade payables	922	1,542
Accrued expenses	1,571	1,347
Other accounts payable	233	224
Total current liabilities	2,726	3,113

Long-Term Liabilities:
Warrants issued to investors	-	123
Total long-term liabilities	-	123

Total liabilities	2,726	3,236

Stockholders' Equity:
Stock capital:	13	11
Common stock of $0.00005 par value - Authorized: 800,000; Issued and outstanding: 18,393,546 and 15,281,497 shares at March 31, 2015 and December 31, 2014 respectively.
Additional paid-in-capital	83,537	68,317
Accumulated deficit	(63,889)	(61,653)
Total stockholders' equity	19,661	6,675

Total liabilities and stockholders' equity	22,387	9,911

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share data and exercise prices)

	Three months ended
	March 31,
	2015	2014
	Unaudited

Operating costs and expenses:

Research and development, net	$1,245	$680
General and administrative	960	351

Total operating costs and expenses	2,205	1,031

Financial expense (income), net	31	1,080

Operating Income (Loss)	(2,236)	(2,111)

Taxes on income	-	-

Net Income (Loss)	$ (2,236)	$ (2,111)
Basic and diluted net earnings (loss) per share from continuing operations	(0.12)	(0.18)

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	18,128,440	11,753,706

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn® technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. NurOwn® has been administered to over 30 patients with ALS in clinical trials conducted in Israel, and is currently being studied in a randomized, double-blind, placebo-controlled clinical trial in the United States. For more information, visit the company’s website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may", "should", "would", "could", "will", "expect", "likely", "believe", "plan", "estimate", "predict", "potential",  and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements.  These forward-looking statements are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts

Tony Fiorino, MD, PhD	Michael Wood
Chief Executive Officer	LifeSci Advisors, LLC
BrainStorm Cell Therapeutics Inc.	646-597-6983
201-488-0460	mwood@lifesciadvisors.com
info@brainstorm-cell.com